Paritz & Company, P.A.
certified public accountants

15 Warren Street, Suite 25
Hackensack, New Jersey 07601
(201) 342-7753
Fax:(201) 342-7598
www.paritz.com

October 25, 2018

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Longwen Group Corp dated October 25, 2018. We agree with the statements made concerning our firm contained therein.

Yours very truly,
/s/Paritz & Company, P.A.

1824677-1